Exhibit 19(a)(i)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Otis F. Hilbert and Randall L. Wetherille, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign and affix the undersigned's name to any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or incidental to the performance and execution of the powers herein granted, hereby ratifying anf confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date
---------                         -----                      ----

/s/ Rolf F. Bjelland
--------------------              Trustee and President      August 26, 1993
Rolf F. Bjelland                  (Principal Executive
                                  Officer)

/s/ Wade M. Voigt
--------------------              Treasurer                  August 26, 1993
Wade M. Voigt                     (Principal Financial
                                  and Accounting Officer)

/s/ Charles W. Arnason
--------------------              Trustee                    August 26, 1993
Charles W. Arnason

/s/ Herbert F. Eggerding, Jr.
--------------------              Trustee                    August 26, 1993
Herbert F. Eggerding, Jr.

/s/ Ruth E. Randall
--------------------              Trustee                    August 26, 1993
Ruth E. Randall